Exhibit 20.7
Page 1 of 3

                    Navistar Financial 1998 - A Owner Trust

                    Distribution Date of September 15, 1998
                            Servicer Certificate #4

Original Pool Amount                                      $500,864,370.04



Beginning Pool Balance                                    $459,034,334.29
Beginning Pool Factor                                           0.9164843

Principal and Interest Collections:
     Principal Collected                                   $11,122,969.32
     Interest Collected                                     $3,623,120.94

Additional Deposits:
     Repurchase Amounts                                             $0.00
     Liquidation Proceeds / Recoveries                        $821,318.94
Total Additional Deposits                                     $821,318.94

Repos / Chargeoffs                                          $1,103,290.85
Aggregate Number of Notes Charged Off                                  64

Total Available Funds                                      $15,546,357.78

Ending Pool Balance                                       $446,829,125.54
Ending Pool Factor                                              0.8921160

Servicing Fee                                                 $382,528.61

Repayment of Servicer Advances                                 $21,051.42

Reserve Account:
     Beginning Balance  (see Memo Item)                    $21,062,228.73
     Target Percentage                                               5.25%
     Target Balance                                        $23,458,529.09
     Minimum Balance                                       $10,017,287.40
     (Release) / Deposit                                      ($94,792.24)
     Ending Balance                                        $20,967,436.49

Current Weighted Average APR:                                       9.542%
Current Weighted Average Remaining Term (months):                   46.97

Delinquencies                                            Dollars         Notes
     Installments:              1 - 30 days           $1,728,054.27      1,684
                                31 - 60 days            $376,011.81        358
                                60+  days                $94,782.64         76

     Total:                                           $2,198,848.72      1,697

     Balances:                  60+  days             $2,759,549.87         76

Memo Item - Reserve Account
     Prior Month                                     $20,283,178.20
+    Invest. Income                                      $94,792.24
+    Excess Serv.                                       $684,258.29
+    Transfer (to) / from Collections Account                 $0.00
     Beginning Balance                               $21,062,228.73

Exhibit 20.7
Page 2 of 3

Navistar Financial 1998 - A Owner Trust

                                                                          NOTES
                                                      TOTAL             CLASS A            CLASS B
                                              $500,864,370.04     $483,334,000.00     $17,530,370.04
Original Pool Amount
Distributions:
     Distribution Percentages                                                96.50%              3.50%
     Coupon                                                                   5.94%              6.10%

Beginning Pool Balance                         $459,034,334.29
Ending Pool Balance                            $446,829,125.54

Collected Principal                             $11,101,917.90
Collected Interest                               $3,623,120.94
Charge - Offs                                    $1,103,290.85
Liquidation Proceeds / Recoveries                  $821,318.94
Servicing                                          $382,528.61
Cash Transfer from Reserve Account                       $0.00
Total Collections Avail for Debt Service        $15,163,829.17

Beginning Balance                              $459,034,334.29     $442,968,015.50     $16,066,318.79

Interest Due                                     $2,274,362.13       $2,192,691.68         $81,670.45
Interest Paid                                    $2,274,362.13       $2,192,691.68         $81,670.45
Principal Due                                   $12,205,208.75      $11,778,026.44        $427,182.31
Principal Paid                                  $12,205,208.75      $11,778,026.44        $427,182.31

Ending Balance                                 $446,829,125.54     $431,189,989.06     $15,639,136.48
Note / Certificate Pool Factor                                              0.8921             0.8921
   (Ending Balance / Original Pool Amount)
Total Distributions                             $14,479,570.88      $13,970,718.12        $508,852.76

Interest Shortfall                                       $0.00               $0.00              $0.00
Principal Shortfall                                      $0.00               $0.00              $0.00
     Total Shortfall                                     $0.00               $0.00              $0.00
      (required from Reserve)
Excess Servicing                                   $684,258.29
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance                  $21,062,228.73
(Release) / Draw                                   ($94,792.24)
Ending Reserve Acct Balance                     $20,967,436.49

Exhibit 20.7
Page 3 of 3

Navistar Financial 1998 - A Owner Trust



Trigger Events:
A)  Loss Trigger
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                                5               4                    3                 2                   1
                                             Apr-98          May-98               Jun-98            Jul-98              Aug-98
Beginning Pool Balance                         N/A        $500,864,370.04    $488,059,586.49    $474,476,092.82    $459,034,334.29

A)   Loss Trigger:
Principal of Contracts Charged Off             N/A            $504,548.19        $658,542.49        $836,278.20      $1,103,290.85
Recoveries                                     N/A                  $0.00            $960.90         $47,843.20        $821,318.94

Total Charged Off (Months 5, 4, 3)             N/A
Total Recoveries (Months 3, 2, 1)      $870,123.04
Net Loss / (Recoveries) for 3 Mos              N/A(a)

Total Balance (Months 5, 4, 3)                 N/A(b)

Loss Ratio Annualized  [(a/b) * (12)]          N/A

Trigger:  Is Ratio > 1.5%                      N/A
                                                                                  Jun-98            Jul-98              Aug-98

B)   Delinquency Trigger:                                                      $1,060,566.38      $1,825,245.33      $2,759,549.87
     Balance delinquency 60+ days                                                   0.21730%           0.38469%           0.60116%
     As % of Beginning Pool Balance                                                 0.15265%           0.28088%           0.40105%
     Three Month Average

Trigger:  Is Average > 2.0%                     No

C)   Noteholders Percent Trigger:         4.18625%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                     No

Navistar Financial Corporation


by: /s/ R. W. Cain
        R. W. Cain
        Vice President and Treasurer